THE TAIWAN FUND, INC. (THE ‘FUND’)

MONTHLY INSIGHT

April 30, 2012

IN BRIEF

Net asset value per share	US$17.27
Market price	US$16.10
Premium/(discount)	(6.77%)
Fund size	US$320.8m

Source: State Street Bank and Trust Company.

At April 30, 2012		US$ return
	Fund*	TAIEX Index†
	%	%
One month	(3.9)	(4.4)
Three months	0.2	1.1
One year	(17.1)	(15.0)
Three years % pa	15.1	16.3

Past performance is not a guide to future returns.

Returns are annualized, except for periods of less than one year.

*Source: State Street Bank and Trust Company.

NAV performance.

†Source: TWSE. The Index shown is the TAIEX Total Return Index.

FUND MANAGERS

Wong Kok Hoi	James Liu

MANAGER’S COMMENTARY

The Taiwan Stock Exchange Index corrected further in April, ending the month down 4.4% as investor sentiment deteriorated following the government’s plan to reintroduce capital gains tax (CGT) on stock trading. Meanwhile, a government plan to significantly increase electricity prices for residential and industrial users added to the pressure on the market. Outside of Taiwan, more uncertainties arose from Spain’s sovereign debt, as S&P cut the country’s credit rating. Political upheaval ahead of the French, German and Greek elections also added to market concerns.

The Taiwan Finance Ministry laid out the details of the proposed CGT in a draft bill on April 12, 2012. Under the plan, foreign investors would be exempted from the tax, while local individual investors with gains of more than NT$3 million a year would be subject to a tax rate of 20%, and institutional investors would have to pay 12% on gains exceeding NT$500,000 a year. Meanwhile, the existing 0.3% transaction tax on stock trading will be retained. It has raised numerous concerns from different interest groups, lawmakers and government agencies, one of which is that it will lead to depressed liquidity, and make Taiwan a less competitive capital market. The average daily turnover fell 22.6% from the previous average of NT$100.7 billion to NT$77.9 billion in the week after the CGT details were announced.

After protests from various sources, the Finance Ministry made amendments to the final version of the CGT proposal, which was approved by the cabinet on April 26, 2012. In the final version, the tax threshold for individual investors was raised to NT$4 million, and the securities transaction tax can now be used for CGT deductions. In addition, the minimum investment holding period to be eligible for a 50% cut in CGT was shortened from five to three years. These amendments, however, have failed to appease even the lawmakers from the KMT, the party running the incumbent government. It is expected that more time will be needed to sort out the differing opinions of the related parties – the overhang will continue until the bill is finally passed by the legislature. The good news, however, is that any other changes to the CGT proposal will most likely be a result of compromise and so be more favorable to investors.

In the technology sector, Taiwan Semiconductor Manufacturing (TSM, recently purchased for the Fund) raised its capex budget for 2012 further than expected, from US$6 billion to US$8–8.5 billion, largely because of strong demand for its high-performance 28-nanometer chips. The capex rise came as TSM reported above-consensus first-quarter results. Chairman Morris Chang also indicated that incoming orders were stronger than expected.

MONTHLY INSIGHT

INVESTMENT STRATEGY AND PERFORMANCE

Notable positive contributors to the Fund’s performance included Uni-President Enterprises, which benefited from a sharply higher first-quarter net profit of its subsidiary in China, and KGI Securities, which experienced a surge as China Development FHC announced plans to acquire the company at a substantial premium to market price. Taiflex Scientific was also strong – the stock performed well, with an improving gross margin from its low point in the fourth quarter of last year. Its second-quarter revenue is expected to grow by 10% from quarter one.

Detractors from performance included Wistron Neweb, as the market is concerned that competition will negatively affect its gross margin. In addition, second-quarter revenue may only show a low single-digit sequential growth. Far Eastern Department Stores also performed poorly as its same-store growth remains sluggish.

During the month, in order to maintain liquidity and market-exposure levels in advance of the pending tender offer, the Fund bought new positions in TSM, Formosa Petrochemical, an iShares ETF and a Polaris Taiwan Top 50 Tracker Fund. The Fund did not sell any full positions during April.

Source: Martin Currie Inc. and APS Asset Management Pte Ltd.

For further information please go to www.thetaiwanfund.com.

Martin Currie Inc. took over management of the Fund on May 9, 2010.

FUND DETAILS

April 30, 2012
Market cap	US$299.1m
Shares outstanding	18,576,090
Exchange listed	NYSE
Listing date	1986
Listed and direct investment manager	Martin Currie Inc

Source: State Street Bank and Trust Company.

PERFORMANCE		(US$ RETURNS)

(US$ returns)	NAV %	Market price %
One month	(3.9)	(4.3)
Three months	0.2	4.7
Three years % pa	15.1	11.9

Past performance is not a guide to future returns. Returns are annualized, except for periods of less than one year.

Source: State Street Bank and Trust Company.

SECTOR ALLOCATION

	Fund %*	Benchmark %†
Electronics	21.2	51.3
Finance	16.6	12.1
Wholesale and retail	12.0	5.9
Construction	10.4	1.8
Mutual funds	9.0	—
Healthcare	6.7	—
Transportation	5.5	2.1
Foods	3.4	1.8
Textiles	3.1	1.8
Electric and machinery	2.3	1.4
Plastic	1.8	8.2
Chemicals	1.6	2.1
Steel and iron	1.4	3.0
Cement	1.1	1.3
Others	—	2.6
Rubber	—	1.6
Automobile	—	1.4
Tourism	—	0.5
Glass and ceramics	—	0.4
Electrical appliance and cable	—	0.4
Paper and pulp	—	0.3
Other assets and liabilities, net	3.9	—

*Source: State Street Bank and Trust Company.

†Source: TWSE.

15 LARGEST HOLDINGS*

		% of net
50.0% of holdings	Sector	assets

WT Microelectronics	Electronics	4.8
Polaris Taiwan Top 50 Tracker Fund	Mutual funds	4.5
IShares MSCI Taiwan Index Fund	Mutual funds	4.5
Ruentex Development	Construction	4.3
Chinatrust Financial Holding	Finance	3.6
Uni-President Enterprises	Foods	3.4
YungShin Global Holding	Healthcare	3.2
First Steamship	Transportation	3.2
SinoPac Financial Holdings	Finance	3.0
Yuanta Financial Holding	Finance	2.9
Mercuries & Associates	Wholesale and retail	2.7
Advantech	Electronics	2.6
Taiwan Semiconductor Manufacturing	Electronics	2.5
Fubon Financial Holding	Finance	2.5
KGI Securities	Finance	2.3

*Source: State Street Bank and Trust Company.

PERFORMANCE						(US$ returns at April 30, 2012)

	One month	Three months	Calendar year	One year	Three years	Five years	Ten years	Since launch
	%	%	to date	%	% pa	% pa	% pa	% pa
			%
The Taiwan Fund, Inc.*	(3.9)	0.2	8.3	(17.1)	15.1	2.4	4.7	8.7
TAIEX Index†	(4.4)	1.1	10.0	(18.3)	12.3	1.7	3.9	8.6
TAIEX Total Return Index†	(4.4)	1.1	10.0	(15.0)	16.3	5.6	na	na
MSCI Taiwan Index†	(4.2)	0.7	9.7	(14.2)	15.1	3.5	5.1	na

Past performance is not a guide to future returns. Returns are annualized, except for periods of less than one year.

*Source: State Street Bank and Trust Company. Launch date December 23, 1986. Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested.

†Source: MSCI for the MSCI Taiwan Index and TWSE for the TAIEX Total Return Index and the TAIEX Index. For a full description of each index please see the index descriptions section.

Returns for the TAIEX Index are not total returns and reflect only changes in the share price but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns.

The TAIEX Total Return Index commenced January 1, 2003.

MONTHLY INSIGHT

PORTFOLIO IN FULL

	Company					% of
Sector	(BGB ticker)		Price	Holding	Value US$	net assets

ELECTRONICS						21.2
WT Microelectronics	3036	TT	NT$41.3	10,908,556	$15,424,392	4.8
Advantech	2395	TT	NT$99.2	2,426,100	$8,239,695	2.6
Taiwan Semiconductor Manufacturing	2330	TT	NT$86.8	2,712,000	$8,059,353	2.5
Aurora	2373	TT	NT$48.8	4,060,000	$6,776,281	2.1
Wistron NeWeb	6285	TT	NT$54.9	3,117,000	$5,858,681	1.8
Taiflex Scientific	8039	TT	NT$41.2	3,452,821	$4,870,371	1.5
GeoVision	3356	TT	NT$125.0	989,000	$4,232,501	1.3
Hon Hai Precision Industry	2317	TT	NT$92.4	1,129,000	$3,571,549	1.2
MPI	6223	TT	NT$64.3	1,448,000	$3,187,647	1.0
Chunghwa Telecom	2412	TT	NT$91.4	814,000	$2,547,190	0.8
Tatung	2371	TT	NT$8.0	4,770,897	$1,306,715	0.4
Taiwan Mobile	3045	TT	NT$94.2	357,000	$1,151,357	0.4
Quanta Computer, Inc.	2382	TT	NT$76.8	399,000	$1,049,119	0.3
MediaTek, Inc.	2454	TT	NT$253.0	120,000	$1,039,423	0.3
HTC	2498	TT	NT$443.0	46,000	$697,674	0.2

FINANCE						16.6
Chinatrust Financial Holding	2891	TT	NT$18.7	18,083,851	$11,546,770	3.6
SinoPac Financial Holdings	2890	TT	NT$10.0	28,093,205	$9,570,070	3.0
Yuanta Financial Holding	2885	TT	NT$14.0	19,238,900	$9,221,446	2.9
Fubon Financial Holding	2881	TT	NT$30.5	7,716,706	$8,044,703	2.5
KGI Securities	6008	TT	NT$13.5	16,287,658	$7,528,061	2.3
China Life Insurance	2823	TT	NT$26.1	5,193,784	$4,641,038	1.5
Union Bank of Taiwan	2838	TT	NT$9.9	7,507,000	$2,531,590	0.8

WHOLESALE AND RETAIL						12.0
Mercuries & Associates	2905	TT	NT$24.5	10,576,169	$8,853,153	2.7
Test-Rite International	2908	TT	NT$19.9	10,622,000	$7,236,859	2.2
President Chain Store	2912	TT	NT$157.0	1,235,000	$6,638,307	2.1
PC Home Online	8044	TT	NT$166.0	1,071,588	$6,090,132	1.9
Taiwan Tea	2913	TT	NT$14.8	8,231,000	$4,170,663	1.3
Formosa Petrochemical	6505	TT	NT$90.9	1,005,000	$3,127,668	1.0
Far Eastern Department Stores	2903	TT	NT$31.5	2,280,070	$2,458,949	0.8

CONSTRUCTION						10.4
Ruentex Development	9945	TT	NT$42.1	9,598,082	$13,817,873	4.3
Hung Poo Real Estate Development	2536	TT	NT$26.7	4,929,873	$4,506,483	1.4
Goldsun Development & Construction	2504	TT	NT$11.3	11,314,980	$4,358,099	1.4
Acter	5536	TT	NT$118.0	941,179	$3,802,288	1.2
King’s Town Construction	2524	TT	NT$25.1	4,261,680	$3,662,227	1.1
Taiwan Land Development	2841	TT	NT$12.0	8,177,799	$3,345,762	1.0

MUTUAL FUNDS						9.0
Polaris Taiwan Top 50 Tracker Fund	0050	TT	NT$52.1	8,111,000	$14,453,928	4.5
IShares MSCI Taiwan Index Fund	EWT:	US	NT$12.8	1,118,524	$14,317,107	4.5

	Company					% of
Sector	(BGB ticker)		Price	Holding	Value US$	net assets
HEALTHCARE						6.7
YungShin Global Holding	3705	TT	NT$40.9	7,239,000	$10,124,216	3.2
Excelsior Medical	4104	TT	NT$56.8	2,311,729	$4,495,479	1.4
Pacific Hospital Supply	4126	TT	NT$88.5	1,223,142	$3,706,047	1.2
St.Shine Optical	1565	TT	NT$339.0	262,000	$3,040,827	0.9

TRANSPORTATION						5.5
First Steamship	2601	TT	NT$43.6	6,775,000	$10,113,152	3.2
Farglory F T Z Investment Holding	5607	TT	NT$15.9	9,624,000	$5,238,941	1.6
Taiwan High Speed Rail	2633	TT	NT$5.4	12,597,600	$2,329,015	0.7

FOODS						3.4
Uni-President Enterprises	1216	TT	NT$45.5	6,996,000	$10,886,153	3.4

TEXTILES						3.1
Makalot Industrial	1477	TT	NT$85.1	1,828,000	$5,325,943	1.6
Far Eastern New Century	1402	TT	NT$33.0	4,216,836	$4,756,997	1.5

ELECTRIC AND MACHINERY						2.3
Yungtay Engineering	1507	TT	NT$48.4	3,274,000	$5,425,188	1.7
Good Friend International Holdings	912398	TT	NT$13.7	4,145,000	$1,944,177	0.6

PLASTICS						1.8
Yem Chio	4306	TT	NT$28.4	5,979,833	$5,804,073	1.8

CHEMICALS						1.6
Formosa Plastics	1301	TT	NT$83.0	636,000	$1,807,282	0.6
Formosa Chemicals & Fibre	1326	TT	NT$84.7	594,000	$1,722,505	0.5
Nan Ya Plastics	1303	TT	NT$60.2	831,000	$1,712,728	0.5

STEEL AND IRON						1.4
Tung Ho Steel Enterprise	2006	TT	NT$27.8	4,618,000	$4,395,310	1.4

CEMENT						1.1
Wei Mon Industry	8925	TT	NT$15.5	6,433,854	$3,403,223	1.1

OTHER ASSETS AND LIABILITIES, NET					$12,644,850	3.9

MONTHLY INSIGHT

THE TAIWAN FUND, INC. PREMIUM/DISCOUNT

Source: State Street Bank and Trust Company as of April 30, 2012.

INDEX DESCRIPTIONS

TAIEX Index

The TWSE, or TAIEX Index is a capitalization-weighted index of all listed common shares traded on the Taiwan Stock Exchange. The Index was based in 1966 and does not include re-invested dividends.

TAIEX Total Return Index

The TAIEX Total Return Index is a capitalization-weighted index of all listed common shares traded on the Taiwan Stock Exchange, based in 1966, which includes re-invested dividends.

MSCI Taiwan Index

The MSCI Total Return Taiwan Index is a free-float adjusted market capitalization index. The Index represents Taiwanese companies that are available to investors worldwide. The Index has a base date of December 31, 1987. As of April 30, 2012, it contained 113 constituents.

OBJECTIVE

The Fund was launched on December 23, 1986 to allow US and other investors to access and participate in the growth of the economy and the stock market in Taiwan, the Republic of China. The Fund’s investment objective is to seek long-term capital appreciation primarily through investments in equity securities listed in Taiwan. The Fund is a diversified, closed-end management investment company listed on the New York Stock Exchange (NYSE) under the symbol ‘TWN’.

Taiwan, with its global market leadership in high technology goods and its significant investments throughout mainland China and Southeast Asian economies, is now an integral economic player in the Asia Pacific Region as well as around the world. Investing in Taiwan not only allows investors to capitalize on Taiwan’s dynamic economy, but also allows investors to reap the growth and investment potential of the mainland China and other emerging economies of the region.

CONTACTS

The Taiwan Fund, Inc.

c/o State Street Bank and Trust Company

2 Avenue de Lafayette

PO Box 5049

Boston, MA 02111

Tel: (1) 877-864-5056

www.thetaiwanfund.com

IMPORTANT INFORMATION

This document is issued and approved by Martin Currie Inc (‘MC Inc’), as investment adviser of The Taiwan Fund, Inc. (the ‘Fund’). MC Inc is authorised and regulated by the Financial Services Authority (‘FSA’) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from this newsletter.

The Fund is classified as a diversified investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed ended US fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the Fund.

Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.

This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.

The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

It should be noted that investment in the Fund is only suitable for sophisticated investors who are aware of the risk of investing in Taiwan and should be regarded as long term. Funds which invest in one country carry a higher degree of risk than those with portfolios diversified across a number of markets.

Investment in the securities of smaller and unquoted companies can involve greater risk than is customarily associated with investment in larger, more established, companies. In particular, smaller companies often have limited product lines, markets or financial resources and their management may be dependent on a smaller number of key individuals. In addition, the market for stock in smaller companies is often less liquid than that for stock in larger companies, bringing with it potential difficulties in acquiring, valuing and disposing of such stock. Proper information for determining their value, or the risks to which they are exposed, may not be available.

Investments within emerging markets such as Taiwan can be of higher risk. Many emerging markets, and the companies quoted on their stock exchanges, are exposed to the risks of political, social and religious instability, expropriation of assets or nationalization, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation which may affect the Fund’s income and the value of its investments.

The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be undeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

Martin Currie Inc registered in Scotland (no BR2575)

Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH1 2ES

Tel: 44 (0) 131 229 5252 Fax: 44 (0) 131 228 5959 www.martincurrie.com

North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY

10019, USA Tel: (1) 212 258 1900 Fax: (1) 212 258 1919

Authorised and regulated by the Financial Services Authority and incorporated with limited liability in New York, USA. Registered with the SEC as an investment adviser.

Please note: calls to the above numbers may be recorded.